Exhibit 10(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-115215 of Standard Insurance Company on Form N-4 of our report dated December 6, 2004 of Standard Insurance Company for the year ended December 31, 2003.

Portland, Oregon

December 6, 2004

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP